UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
——————
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 16, 2016
DYNATRONICS CORPORATION
(Exact name of registrant as specified in its charter)
Utah	0-12697	87-0398434
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification Number)

7030 Park Centre Dr., Salt Lake City, Utah      84121
 (Address of principal executive offices)      (Zip Code)
Registrant's telephone number, including area code: (801) 568-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.
Dynatronics Corporation, a Utah corporation (the "Company"), held its Annual Meeting of Shareholders on December 16, 2016.  The date for determining eligibility to vote at the Annual Meeting (the "Record Date") was October 27, 2016.  On the Record Date, there were 2,882,272 shares of Company's common stock outstanding.  In addition, holders of the Company's Series A 8% Convertible Preferred Stock ("Series A Preferred") were entitled to vote the equivalent of 1,246,130 shares of common stock on an "as converted basis" as explained below, bringing the total shares eligible to vote to 4,128,402. A total of 3,459,047 shares (approximately 84%) of the Company's common stock was represented at the meeting either by proxy or in person.  The holders of the Company's Series A Preferred were entitled to vote with the common stock on an as-converted basis, one vote for each share of common stock issuable upon an assumed conversion of the Series A Preferred; provided, however, that the voting rights of the Series A Preferred were also subject to limitations of a rule of The NASDAQ Stock Market known as the "Voting Cutback."  The Voting Cutback limits the number of "as-if-converted common shares" that may be voted by a Series A Preferred shareholder to the number of shares of Common Stock issuable upon conversion of the Series A Preferred held by such holder that exceeds the quotient of (x) the aggregate purchase price paid by such holder of Series A Preferred for its Series A Preferred, divided by (y) the greater of (i) $2.50 and (ii) the market price of the Common Stock on the trading day immediately prior to the date of issuance of such holder's Series A Preferred shares.  On the date immediately prior to the date of issuance of the Series A Preferred, the trading price of the Common Stock was $3.23 per share.  Therefore, the maximum number of shares eligible to be voted at the Annual Meeting by the holders of the Series A Preferred on an as-converted basis was 1,246,130 shares.
In addition to the voting rights of the holders of the common stock and the holders of the Series A Preferred outlined above as to the proposals voted upon at the Annual Meeting, under Utah law, the holders of the Series A Preferred have voting rights, voting as a class, to approve an amendment to Company's Articles of Incorporation increasing the number of shares of preferred stock the Company is authorized to issue.  The voting rights of the Series A Preferred when voting as a class only on Proposal No. 5, as opposed to their vote on an as-converted basis as described above when voting with the holders of the Common Stock on this and the other proposals at the Annual Meeting, was not subject to the Voting Cutback and was one vote for each share of Series A Preferred held by such holder on the Record Date.

The following matters were submitted and voted upon at the Annual Meeting:

1. Shareholders voted to elect three directors to hold office until the next annual meeting of the Company's shareholders or until their respective successors have been elected or appointed and qualified, as set forth below:

		Number of	Number of
	Number of	Shares	Shares	Broker Non-
Name	Shares For	Withheld	Abstaining	Votes

Kelvyn H. Cullimore, Jr.	2,413,020	18,967	—	1,027,060
Scott A. Klosterman	2,276,091	155,896	—	1,027,060
R. Scott Ward	2,418,443	13,544	—	1,027,060

2. Shareholders voted to ratify on an advisory basis the appointment of Tanner LLC as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2017, as set forth below:

	Number of	Number of
Number of	Shares	Shares	Broker Non-
Shares For	Against	Abstaining	Votes
3,439,556	10,639	8,752	—

3. Shareholders voted to approve a non-binding advisory "say on pay resolution" regarding the compensation paid to the Company's named executive officers, as set forth below:

	Number of	Number of
Number of	Shares	Shares	Broker Non-
Shares For	Against	Abstaining	Votes
2,254,045	173,350	4,592	—

4. Shareholders voted to approve an amendment to the Company's Articles of Incorporation increasing the number of shares of common stock the Company is authorized to issue, as set forth below:

	Number of	Number of
Number of	Shares	Shares	Broker Non-
Shares For	Against	Abstaining	Votes
3,065,252	392,242	1,549	—

5. Shareholders voted to approve an amendment to the Company's Articles of Incorporation increasing the number of shares of preferred stock the Company is authorized to issue, as set forth below:

	Number of	Number of
Number of	Common Shares	Common Shares	Broker Non-
Common Shares For	Against	Abstaining	Votes
2,124,115	306,335	1,537	—

Number of Series A Preferred Shares (Voting as a Class) For	Number of Series A Preferred Shares Against	Number of Series A Preferred Shares Abstaining	Broker Non- Votes
1,560,000	-	-	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DYNATRONICS CORPORATION

By: /s/ Kelvyn H. Cullimore
Kelvyn H. Cullimore, Jr.
Chief Executive Officer

Date: December 21, 2016